  Metris Receivables, Inc.                             Metris Master Trust                            Monthly Report
  Certificateholder's Statement                          Series 1997-2                                         Aug-98
  Section 5.2                              Class A          Class B        Class C       Class D          Total
  (i)   Certificate Amount               455,000,000.00   101,500,000.00 98,000,000.00 45,500,000.00   700,000,000.00
  (ii)  Certificate Principal Distribut            0.00             0.00          0.00                           0.00
  (iii) Certificate Interest Distribute    2,365,369.07       548,410.36    583,508.55                   3,497,287.98
  (iv) Principal Collections              21,014,101.53     4,687,761.11  4,526,114.18  2,095,358.99    32,323,335.81
  (v)  Finance Charge Collections          9,136,313.46     2,038,100.69  1,967,821.36    910,619.68    14,052,855.19
         Recoveries                          127,905.61        28,532.79     27,548.90     12,790.56       196,777.85
         Principal Account Earnings                0.00             0.00          0.00          0.00             0.00
         Accum. Period Reserve Acct. Ea            0.00             0.00          0.00          0.00             0.00
         Pre-Funding Account Earnings              0.00             0.00          0.00          0.00             0.00
           Total Finance Charge Collect    9,264,219.06     2,066,633.48  1,995,370.26    923,410.24    14,249,633.05
          Total Collections               30,278,320.59     6,754,394.59  6,521,484.44  3,018,769.23    46,572,968.85
  (vi) Aggregate Amount of Principal Receivables                                                     3,133,103,751.92
         Invested Amount (End of Month)  455,000,000.00   101,500,000.00 98,000,000.00 45,500,000.00   700,000,000.00
         Floating Allocation Percentage     14.5223407%       3.2395991%    3.1278888%    1.4522341%      22.3420625%
         Fixed/Floating Allocation Perc      N/A              N/A            N/A           N/A             0.0000000%
         Invested Amount (Beginning of   455,000,000.00   101,500,000.00 98,000,000.00 45,500,000.00   700,000,000.00
         Average Daily Invested Amount                                                                 699,884,855.52
  (vii)  Receivable Delinquencies (As a % of Total Receivables)
         Current                                                                              85.01% 2,783,852,868.66
         30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                            6.70%   219,497,225.47
         60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                           2.61%    85,475,814.19
         90 Days and Over (60+ Days Contractually Delinquent)                                  5.68%   186,036,907.14
          Total Receivables                                                                  100.00% 3,274,862,815.46
  (viii) Aggregate Investor Default Amount                                                               6,955,949.40
           As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                        11.70%
  (ix)  Charge-Offs                                0.00             0.00          0.00                           0.00
  (x)   Servicing Fee                                                                                    1,189,041.10
  (xi)  Pool Factor                           1.0000000        1.0000000     1.0000000
  (xii) Unreimbursed Reallocated Principal Collections              0.00          0.00          0.00             0.00
  (xiii) Excess Funding Account Balance                                                                          0.00
           Pre-Funding Account Balance                                                                           0.00
  (xiv) Specified Class C Reserve Amount                                                                         0.00
           Class C Reserve Account Balance                                                                       0.00
           Class C Trigger Event Occurrence                                                                No
  (xv) Number of New Accounts Added to the Trust                                                                    0
  (xvi) Average Net Portfolio Yield                                                                          12.2702%
  (xvii) Base Rate                                                                                            8.0114%
  (xviii) Principal Funding Account Balance                                                                      0.00
  (xix) Accumulation Shortfall                                                                             N/A
  (xx)  Scheduled Commencement date of the Accumulation Period                                        October 2001
          Accumulation Period Length                                                                       N/A
  (xxi) Required Reserve Account Amount                                                                    N/A
          Available Reserve Account Amount                                                                 N/A
          Covered Amount                                                                                   N/A